UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Friday, December 4, 2015
Time:	11:00 a.m., Pacific time
Place:	Natural Alternatives International, Inc. Vista Manufacturing Facility 1215 Park Center Drive Vista, California 92081

To our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Natural Alternatives International, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors to serve until the next meeting of stockholders held to elect Class I directors and until their respective successors are elected and qualified;

2.	To ratify the selection of Haskell & White LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2016;

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice. A tour of our manufacturing facility will immediately follow the Annual Meeting of Stockholders (closed-toe shoes are required on the manufacturing floor).

Stockholders of record at the close of business on October 12, 2015, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON DECEMBER 4, 2015: Our proxy statement and annual report to stockholders are both available on-line at http://www.nai-online.com/proxy.php.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by Internet will further help us reduce the costs of solicitation. A pre-addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so. Please see “What is the effect of not casting my vote?” under “Voting Information” in the accompanying proxy statement.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Mark A. LeDoux
Chairman of the Board and Chief Executive Officer

1185 Linda Vista Drive

San Marcos, California 92078

(760) 744-7340

October 27, 2015

NATURAL ALTERNATIVES INTERNATIONAL, INC.

1185 Linda Vista Drive

San Marcos, California 92078

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Natural Alternatives International, Inc., a Delaware corporation (the “Company” or “we,” “our,” or “us”), for use at the Annual Meeting of Stockholders to be held on Friday, December 4, 2015, at 11:00 a.m. Pacific time, at Natural Alternatives International, Inc., Vista Manufacturing Facility, 1215 Park Center Drive, Vista, California 92081, and at any adjournment or postponement thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about October 23, 2015 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on October 12, 2015. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of October 12, 2015, 6,713,831 shares of our common stock, par value $0.01 per share, were issued and outstanding, net of 904,846 treasury shares.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of October 12, 2015, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow Mark A. LeDoux, our Chairman and Chief Executive Officer, and Kenneth E. Wolf, our President and Chief Operating Officer, to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by Internet or by mail. Shares held in street name may be voted by telephone or by Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You may also send a written notice of revocation to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attention: Mr. Kenneth Wolf, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. Abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting, but broker non-votes are not counted for purposes of determining the number of shares entitled to vote with respect to any proposal. Accordingly, broker non-votes will have no effect on the outcome of the vote for the election of directors or any other proposed matter. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

Stockholders of record who are present in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered stockholders who are present and entitled to vote on the proposals. Accordingly, a properly executed proxy marked “ABSTAIN” or “WITHHOLD” with respect to any matter will not be voted, will have no effect on the outcome of the election of directors, and will have the same effect as a vote “AGAINST” any other proposed matter.

What is the effect of not casting my vote?

If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.

Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm.

How many votes are required to approve each of the proposals?

For the election of the Class I directors, a plurality of the votes is required for the election of each director. This means that the candidates who receive the most votes will be elected to the available Class I positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve all of the other proposals.

As of October 12, 2015, our executive officers and directors were entitled to vote 1,528,729 shares, or approximately 22.5%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote “for” the election of the nominee for Class I directors, and “for” Proposal 2.

You will not have any rights of appraisal or similar dissenter’s rights with respect to any matters to be acted upon at the Annual Meeting.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, or other means. No additional compensation will be paid to these individuals for any such services.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, two Class II directors, and one Class III director. Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors currently are serving a term that is due to expire at the Annual Meeting. The Class II directors are currently serving a term that is due to expire at our 2016 annual meeting, and the Class III director is serving a term that is due to expire at the next annual meeting thereafter. The name, age, positions held with the Company, and term of office of each of our directors are shown below.

Name	Age	Positions Held	Class	Director Since
Joe E. Davis	81	Director	I	2000

Alan G. Dunn	60	Director	II	2004

Alan J. Lane	53	Director	III	2004

Mark A. LeDoux	61	Director, Chairman of the Board and Chief Executive Officer	I	1986

Lee G. Weldon	76	Director	II	1992

The business experience and principal occupations of each of our directors are described below.

Joe E. Davis

Mr. Davis has been a member of the Audit Committee of the Board of Directors since 2000 and the Chairman of the Audit Committee since 2004, a member of the Human Resources Committee of the Board of Directors since 2003, and a member of the Nominating Committee of the Board of Directors since 2004. He has been a private investor for more than fifteen years. He currently serves as a director (since 1997), the Chairman of the Audit Committee and a member of the Compensation and Nominating Committees of Anworth Mortgage Securities, Inc., a publicly traded real estate investment trust. Previously, Mr. Davis served as a trustee (since 1991) and a member of the Audit and Nominating Committees of American Funds Insurance Series, and as a director (since 2007) and a member of the Audit and Nominating Committees of American Funds Target Date Retirement Series, Inc. until retiring in December 2009; as Chairman of the Board of Linear Corporation (1987-1988); President and Chief Executive Officer of BMC Industries, Inc. (1985); and President and Chief Executive Officer of National Health Enterprises, Inc. (1974-1982). Formerly, Mr. Davis was a director and a member of the Audit Committee of BMC Industries, Inc. and Wilshire Technologies, Inc., and a director of Freymiller Trucking, Inc. Mr. Davis graduated from the University of Texas with a Bachelor of Science in Chemistry. He holds a Master of Business Administration (MBA) degree from the Harvard Graduate School of Business Administration.

We believe that Mr. Davis’ qualifications to continue to serve on our Board of Directors include his prior service on our Board of Directors, his more than 30 years of practical experience and knowledge as a director as a result of his service on multiple boards and committees of public companies, and his prior experience as a Chief Executive Officer. In addition, his degree in chemistry enables him to understand much of the science involved in the products manufactured by the Company and his MBA from Harvard provides an understanding of and education in matters ranging from internal control to long range business strategy.

Alan G. Dunn

Mr. Dunn has been a member of both the Human Resources and Audit Committees of the Board of Directors since December 2005. Mr. Dunn has been the President of GDI Consulting & Training Company (a manufacturing industry consulting firm focusing on cost and process improvement, productivity improvement and operational transformations) and the Chairman of its parent company, Gerald E. Dunn, Inc., since 1980. He currently serves as a director (since 2000) and the Chairman of the Compensation Committee (since 2003) and the Chairman of the Audit Committee (since July 2010) of Idaho Asphalt Supply Company, a privately held company. Formerly, he served as a director of TMI Products (2006-2008), a director and a member of the Compensation Committee of Tools & Metals, Inc. (2000-2004), a director of Air Logistics Corporation (1998-2003), a director of Bystrom Bros., Inc. (2004-2006), and a director of R.W. Lyall Company (1997-2000), each a privately held company, and a director of Tomorrow’s Morning, Inc. (1995-1998), a company that went public in 1998. Mr. Dunn also serves as Chairman of the Board of APICS, a 501(c) (6) professional association for global supply chain professionals. Mr. Dunn received a Bachelor’s degree from California State University at Fullerton.

We believe Mr. Dunn’s qualifications to continue to serve on our Board of Directors include his substantial prior service on our Board of Directors and his extensive knowledge of manufacturing processes as a manufacturing industry consultant.

Alan J. Lane

Mr. Lane has been a member of both the Audit and Nominating Committees of the Board of Directors since 2004. Previously, he was a member of the Human Resources Committee of the Board of Directors (August 2004—December 2005). Mr. Lane is a director, Chief Executive Officer of Silvergate Bank (since December 2008) and a director and President of Silvergate Capital Corporation (since December 2008). In addition, Mr. Lane serves as Chairman of the Board of Trustees of John Paul the Great Catholic University (since July 2006). Before joining Silvergate Bank, Mr. Lane was Executive Chairman of Professional Business Bank (November 2007—November 2008), and a Senior Advisor to Belvedere Capital, a financial services-focused private equity firm (January 2007—November 2008); a director, President and Chief Operating Officer of Southwest Community Bancorp (October 2004—June 2006); Vice-Chairman and Chief Executive Officer of Financial Data Solutions, Inc., a subsidiary of Southwest Community Bancorp (July 2004—June 2005); and director (October 2004—June 2006) and Chief Administrative Officer (June 2005—June 2006) of Southwest Community Bank. Southwest Community Bancorp was sold to Placer Sierra Bancshares in June 2006. Before joining Southwest Community Bancorp, Mr. Lane was a director and the Chief Executive Officer and President of Business Bank of California. Mr. Lane held the positions with Business Bank of California from 1998 until its sale to Union Bank of California in January 2004. Before heading Business Bank of California, Mr. Lane was a director, Chief Executive Officer or Chief Financial Officer of several financial institutions and non-financial operating companies. Mr. Lane graduated from San Diego State University with a Bachelor of Arts in Economics in 1984.

We believe that Mr. Lane’s qualifications to continue to serve on our Board of Directors include his substantial prior service on our Board of Directors and his knowledge of banking practices and leadership skills as a current and former Chief Executive Officer of several banks.

Mark A. LeDoux

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Chairman of the Board since 2001, and the Assistant Treasurer since 1998. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, as a director (1992-present) and President (since February 2009) of Transformative Health Products, Inc., and as a director (2005-present) and Chief Executive Officer (since February 2009) of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996—January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the YPO Graduates, the Founding Chairman of the International Council for Responsible Nutrition based in Switzerland, a member and past Chairman of the Board of the Council for Responsible Nutrition based in Washington, D.C., a member of the Board of the Nutrition Industry Association—West, and a participant of the Codex Alimentarius Commission, the United Nations’ food and dietary supplement standard-setting body under joint supervision of its Food and Agriculture Organization and World Health Organization. Mr. LeDoux also has been a member of the Natural Products Association since 1980 and currently serves as a member of its Board of Directors and as the Chairman of its Committee for Product and Label Integrity (ComPLI).

We believe that Mr. LeDoux’s qualifications to continue to serve on our Board of Directors include his extensive industry, technical and Company knowledge and his experience as one of the founders of the Company.

Lee G. Weldon

Mr. Weldon has been a member of the Board of Directors since 1992, a member of the Human Resources Committee of the Board of Directors since 1993, and a member of the Nominating Committee of the Board of Directors since 2004. Previously, he was a member of the Audit Committee of the Board of Directors (1993—December 2005). He has been the Chairman of both the Human Resources and the Nominating Committees since 2004. Mr. Weldon was the President of Natures Apothecary (1997-2000) and the Chairman and Chief Executive Officer of Kal Healthway, Inc., a food supplement distributor (1978-1995). He graduated from the University of California at Los Angeles with a Bachelor of Science in Business Administration in 1963. He became a member of the Young Presidents’ Organization in 1982, and became a graduate member in 1990.

We believe that Mr. Weldon’s qualifications to continue to serve on our Board of Directors include his substantial prior service on our Board of Directors and his in-depth knowledge of our industry. He has more than 40 years of management experience in the nutritional supplement business, including all aspects of operations, sales, marketing, finance and strategic planning, having led several companies within the industry, including a former customer of the Company.

Board Meetings

The Board of Directors held six meetings during the fiscal year ended June 30, 2015. During the fiscal year ended June 30, 2015, all members of the Board of Directors attended at least 75% of the total number of meetings held by the Board of Directors and the committees of the Board of Directors on which they served.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors is comprised of five members, four of whom are independent. The remaining member, Mr. LeDoux, is the Company’s founder, Chief Executive Officer and largest stockholder. Mr. LeDoux also serves as the Chairman of the Board. We do not have a lead independent director. The Chairman of the Board is not an officer position. The Chairman presides over meetings of the Board of Directors but does not possess any other rights or responsibilities that differ from the other members of the Board of Directors. We believe a five-member board, 80% of which is comprised of independent members, is appropriate for the size and operations of our Company. The Board of Directors has Audit, Human Resources and Nominating Committees as described in more detail below. The Board of Directors is principally responsible for providing risk oversight of the Company.

Independence

Nasdaq rules require listed companies to have a board of directors with at least a majority of independent directors. Our Board of Directors has determined that four of our five directors are independent under the listing standards of the Nasdaq Stock Market. The members determined to be independent are Messrs. Davis, Dunn, Lane and Weldon.

Board Committees

The Board of Directors has an Audit Committee, a Human Resources Committee, which functions as a compensation committee, and a Nominating Committee. Membership on each committee is limited to independent directors as defined under the listing standards of the Nasdaq Stock Market. In addition, members of the Audit Committee must also meet the independence standards for audit committee members adopted by the Securities and Exchange Commission (“SEC”). The members of the committees of our Board of Directors are as follows:

Audit Committee	Human Resources Committee	Nominating Committee
Joe E. Davis (Chairman)*	Lee G. Weldon (Chairman)	Lee G. Weldon (Chairman)

Alan G. Dunn	Joe E. Davis	Joe E. Davis

Alan J. Lane*	Alan G. Dunn	Alan J. Lane

*	The Board of Directors has determined that Messrs. Davis and Lane are each an “audit committee financial expert” as defined by applicable rules adopted by the SEC.

During the fiscal year ended June 30, 2015, the Audit Committee held six meetings, the Human Resources Committee held two meetings, and the Nominating Committee held one meeting.

Audit Committee. The Audit Committee operates under a charter originally adopted by the Board of Directors in 2000, amended and restated in April 2004, and further amended in August 2007 and September 2009. While the Audit Committee charter is not currently available on our website, a copy of the charter, as amended, was included as Attachment A to the Company’s proxy statement for fiscal year 2011-2012. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Human Resources Committee. The Human Resources Committee operates under a charter adopted by the Board of Directors in January 2006, and amended in August 2007, September 2009 and September 2015. While the Human Resources Committee charter is not currently available on our website, a copy of the charter, as amended, is included as Attachment A to this proxy statement. The primary purpose of the Human Resources Committee is to oversee the Company’s overall compensation and incentive programs for the Company’s executive officers and certain other key personnel. The Human Resources Committee is responsible for reviewing and recommending matters to the Board of Directors, which may be based on recommendations from the Company’s management, but has no authority to make final decisions except with respect to the Company’s incentive plans as described below or as otherwise set forth in the committee’s charter. Among other things, the Human Resources Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, retirement and other compensation, and is responsible for evaluating the performance of the Company’s Chief Executive Officer and making recommendations to the Board of Directors concerning the compensation for such officer. In addition, the Human Resources Committee has delegated to its Chairman the authority to administer the Company’s 2009 Omnibus Incentive Plan with respect to employees who are not officers or directors of the Company, to the sole extent of approving stock option grants under the plan to such employees, within the limitations of such plan, and only for grants proposed by the Company’s Chief Executive Officer and Chief Financial Officer not exceeding 5,000 shares, and with a term not exceeding five years, an exercise price equal to at least 110% of the last reported sale price of the Company’s common stock on the Nasdaq Stock Market on the date of grant, and vesting over a period of not less than three years. The Human Resources Committee may engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location when the committee deems appropriate.

Nominating Committee. The Nominating Committee operates under a charter adopted by the Board of Directors in August 2004, and amended in August 2007 and September 2009. While the Nominating Committee charter is not currently available on our website, a copy of the charter, as amended, was included as Attachment C to the Company’s proxy statement for fiscal year 2011-2012. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets Nasdaq and/or SEC requirements relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California, 92078, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to the Company’s operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practicable. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

The members of the Board of Directors are encouraged, but not required, to attend each of the Company’s annual meetings of stockholders. It may not be possible or practicable, in light of other business commitments of the directors, for all of the members of the Board of Directors to attend all of the Company’s annual meetings of stockholders. At the Company’s last annual meeting of stockholders held on December 10, 2014, each of the members of the Board of Directors was present.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Nominees

At the Annual Meeting, two Class I directors are to be elected, to serve until the next meeting of stockholders held to elect Class I directors and until their respective successors are elected and qualified or their earlier death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who currently serve as Class I members of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted “for” the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. Each person nominated for election has agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Our Board of Directors proposes the election of the following nominees as the Class I members of the Board of Directors:

Joe E. Davis

Mark A. LeDoux

Our Board of Directors unanimously recommends that you vote “FOR” the election of each of the nominees as a

Class I director of the Company.

PROPOSAL 2

RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected and approved Haskell & White LLP to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2016. One or more representatives of Haskell & White LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions and to make a statement if they desire to do so. Haskell & White LLP was appointed to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2015 on January 12, 2015. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended June 30, 2014. See “—Change in Independent Registered Public Accounting Firm” below.

Audit Fees

Our independent registered public accounting firm, Haskell & White LLP, billed us aggregate fees in the amount of $173,030 for the fiscal year ended June 30, 2015, for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q and other services provided in connection with our regulatory filings.

Ernst & Young LLP served as the Company’s independent registered public accounting firm for the period of July 1, 2014 through January 12, 2015 and for the fiscal year ended June 30, 2014. Ernst & Young billed us aggregate fees in the amount of $104,734 for the period of July 1, 2014 through January 12, 2015, and in the amount of $305,017 for fiscal year ended June 30, 2014, for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, review and issuance of their opinion on our 2014 fiscal year in connection with our fiscal year 2015financial statements, consent to inclusion of their 2014 report in our 2015 public reports, and other services provided in connection with our statutory and regulatory filings.

Audit-Related Fees

There were no fees billed to the Company by either Haskell & White LLP or Ernst & Young LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements and not included under “Audit Fees” above during the fiscal years ended June 30, 2015 and June 30, 2014.

Tax Fees

There were no tax fees billed to the Company by either Haskell & White LLP or Ernst & Young LLP during the fiscal years ended June 30, 2015 and June 30, 2014.

All Other Fees

There were no other fees billed to the Company by either Haskell & White LLP or Ernst & Young LLP for products and services provided during the fiscal years ended June 30, 2015 and June 30, 2014.

Change in Independent Registered Public Accounting Firm

Our Board of Directors dismissed the Company’s former accountant, Ernst & Young LLP, on January 12, 2015. The Ernst & Young LLP report on the financial statements for the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change auditors was approved by the Audit Committee.

During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s dismissal of Ernst & Young LLP, the Company did not have any disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference thereto in their reports on the Company’s financial statements for such periods.

During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s dismissal of Ernst & Young LLP, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has engaged Haskell & White LLP as its new independent accountant. The Audit Committee and the Board of Directors have approved this engagement.

During the Company’s two most recent fiscal years, and in the interim period ending on the date of the Company’s engagement of Haskell & White LLP as its new independent registered public accounting firm, the Company consulted with Haskell & White LLP regarding the Company’s internal controls and procedures for financial reporting. The Company did not consult with Haskell & White LLP regarding any other application of accounting principles to any specified transaction, completed or proposed, or the type of an audit opinion that might be rendered on the Company’s financial statements, and no written report was provided to the Company nor oral advice provided that Haskell & White LLP concluded was an important factor considered by the Company in reaching a decision as to any other accounting, auditing or financial reporting issue, or any matter that was the subject of a disagreement or a reportable event, as defined in Item 304(a)(1) of Regulation S-K. The Company consulted during this period with Haskell & White LLP only with respect to the adequacy of the Company’s internal controls and procedures for financial reporting, and Haskell & White LLP only provided written reports and oral advice to the Company regarding the establishment, testing, adequacy and maintenance of the Company’s internal controls and procedures for financial reporting.

Pre-Approval Policies and Procedures

On June 23, 2003, the Audit Committee approved certain policies and procedures under which all audit and non-audit services performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Under these policies and procedures, proposed services to be provided by our independent registered public accounting firm may either be pre-approved without consideration of specific case-by-case services by the Audit Committee (“general pre-approval”), or require the specific pre-approval of the Audit Committee (“specific pre-approval”). The Audit Committee may delegate either type of pre-approval authority to one or more of its members, who would then be required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee if it is to be provided by our independent registered public accounting firm. Any proposed services exceeding pre-approved cost levels or budgeted amounts also will require specific pre-approval by the Audit Committee. In granting both general and specific pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence, as well as whether our independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as familiarity with our business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance our ability to manage or control risk or improve audit quality. The term of any general pre-approval will be 12 months, unless the Audit Committee determines otherwise. For the fiscal year ended June 30, 2015, all of the audit and non-audit services described herein were approved pursuant to these policies and procedures, as adopted by the Audit Committee, and none of the services were approved by the Audit Committee pursuant to a waiver of pre-approval, as contemplated by Regulation S-X, Rule 201(c)(7)(i)(C).

Audit Services. The annual audit services engagement terms and fees are subject to specific pre-approval by the Audit Committee. Audit services include the annual financial statement audit and quarterly reviews, subsidiary audits, and other services necessary for the auditors to form an opinion on the Company’s consolidated financial statements. The Audit Committee monitors the audit services engagement no less frequently than quarterly and also approves, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other items. In addition, the Audit Committee may grant general pre-approval to other audit services, which include statutory or financial audits for subsidiaries of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or issued in connection with securities offerings.

Audit-Related Services. The Audit Committee may grant general pre-approval of audit-related services, which are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent registered public accounting firm. Audit-related services include due diligence services pertaining to any potential business acquisitions or dispositions, consultations related to accounting, financial reporting or disclosure matters not classified as audit services, assistance with the implementation of new accounting and financial reporting rules and guidance, financial audits of employee benefit plans, and assistance with internal control reporting requirements.

Tax Services. To the extent the Company retains its independent registered public accounting firm to provide tax services, the Audit Committee may grant general pre-approval for those tax services that historically have been provided by its independent registered public accounting firm and that the Audit Committee has reviewed and determined would not impair the independence of the auditor. Generally, tax services involving large and complex transactions must be specifically pre-approved by the Audit Committee.

Other Services. The Audit Committee may grant general pre-approval to those permissible non-audit services that it determines are routine and recurring services and that would not impair auditor independence. All other services not otherwise classified above must be specifically pre-approved by the Audit Committee.

Procedures. All services proposed to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee are submitted to the Company’s Chief Financial Officer, who determines whether such services are included within those that have received general pre-approval by the Audit Committee. All services proposed to be provided by our independent registered public accounting firm that require specific pre-approval by the Audit Committee are submitted to the Audit Committee or its delegated member by both the independent registered public accounting firm and the Company’s Chief Financial Officer. The Chief Financial Officer is responsible for monitoring the performance of the services provided by the independent registered public accounting firm, determining whether such services are in compliance with the Audit Committee’s pre-approval policies, and reporting the results of his monitoring on a periodic basis to the Audit Committee.

Effect of Ratification

Ratification by stockholders of the selection of Haskell & White LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If stockholders fail to ratify the selection of Haskell & White LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote “FOR” Proposal 2.

OUR EXECUTIVE OFFICERS

The Board of Directors appoints the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions held with the Company, and term of office of each of our executive officers are shown below.

Name	Age	Positions Held	Officer Since
Mark A. LeDoux	61	Director, Chairman of the Board and Chief Executive Officer	1986

Kenneth E. Wolf	54	President, Chief Operating Officer and Secretary	2008

Michael E. Fortin	38	Chief Financial Officer	2015

The business experience and principal occupations of each of our executive officers are described below.

Mark A. LeDoux

Mr. LeDoux has been a director and the Chief Executive Officer of the Company since 1986, the Chairman of the Board since 2001, and the Assistant Treasurer since 1998. Mr. LeDoux also has served as a director and the Chairman of the Board of Natural Alternatives International Europe S.A. (NAIE) since its inception in 1999, as a director (1992-present) and President (since February 2009) of Transformative Health Products, Inc., and as a director (2005-present) and Chief Executive Officer (since February 2009) of Disposition Company, Inc. (formerly known as Real Health Laboratories, Inc.), each a wholly-owned subsidiary of the Company. Previously, he served as President of the Company (1986-1996, 1999-2001); director, President and Chief Executive Officer of Natural Alternatives, Inc., a predecessor corporation that merged into the Company in 1986 (1980-1986); director, CellLife Pharmaceuticals International, Inc., a former wholly-owned subsidiary of the Company (1996—January 2006); and Executive Vice President and Chief Operating Officer of Kovac Laboratories, a manufacturer of nutritional supplements (1976-1980). Mr. LeDoux graduated Cum Laude from the University of Oklahoma with a Bachelor of Arts and Letters in 1975. He earned his Juris Doctor degree in 1979 from Western State University College of Law, which is now known as the Thomas Jefferson School of Law. He is a member of the YPO Graduates, the Founding Chairman of the International Council for Responsible Nutrition based in Switzerland, a member and past Chairman of the Board of the Council for Responsible Nutrition based in Washington, D.C., a member of the Board of the Nutrition Industry Association—West, and a participant of the Codex Alimentarius Commission, the United Nations’ food and dietary supplement standard-setting body under joint supervision of its Food and Agriculture Organization and World Health Organization. Mr. LeDoux also has been a member of the Natural Products Association since 1980 and currently serves as a member of its Board of Directors and as the Chairman of its Committee for Product and Label Integrity (ComPLI).

Kenneth E. Wolf

Mr. Wolf has been the President of the Company since October 2015, the Treasurer of the Company since February 2008, the Chief Operating Officer of the Company since June 2010, and the Secretary of the Company since February 2009. Mr. Wolf previously served as the Chief Financial Officer of the Company from February 2008 through September 2015. Before joining the Company, Mr. Wolf was Chief Financial Officer, Treasurer and Corporate Secretary for Phoenix Footwear Group, a publicly-traded, multi-brand footwear and accessories company that had $140 million in annual sales and for which Mr. Wolf managed a staff of 30 employees (2003-2007); an independent consultant for various San Diego-based companies where he performed interim Chief Financial Officer responsibilities (2002); and Senior Vice President—Finance/Controller for Callaway Golf Company, a premium consumer goods company listed on the New York Stock Exchange that had $1.0 billion in annual sales and for which Mr. Wolf managed a staff of 50 employees (1992-2001). Mr. Wolf received his Certified Public Accountant license from the State of California and a Bachelor of Science in Business Administration—Accounting from California State University in Fresno, California.

Michael E. Fortin

Mr. Fortin has been the Chief Financial Officer of the Company since October 2015. Prior to his appointment as Chief Financial Officer, Mr. Fortin was Director of Accounting and SEC Reporting for the Company from April 2008 to September 2015. Before joining the Company, Mr. Fortin was the Director of Finance for K2 Licensed Products, a subsidiary of Jarden Corporation, a consumer products company specializing in licensed sporting goods that had $30 million in annual sales and for which Mr. Fortin managed a staff of 6 employees (2006-2008); Manager – Financial Accounting Operations for HSBC Auto Finance, a subsidiary of HSBC Bank USA, specializing in subprime auto lending that had $1.5B in annual revenues and for which Mr. Fortin managed a staff of 4 employees (2003-2006); and Audit Senior for Arthur Andersen LLP and KPMG LLP (1999-2003). Mr. Fortin received his Certified Public Accountant license from the State of California and a Bachelor of Science in Business Administration—Accounting from San Diego State University, California.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by our directors and executive officers, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of October 12, 2015.

Name of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership(1)		Percent of Common Stock Outstanding(2)
Edward Borg
600 South US Highway 1, Apt. 609	1,125,846	(3)	16.58%
Jupiter, Florida 33477

Dimensional Fund Advisors LP
Palisades West, Building One, 6300 Bee Cave Road	373,502	(4)	5.50%
Austin, TX 78746

Joe E. Davis, Director	65,296	(5)	*

Alan G. Dunn, Director	28,328	(5)	*

Michael E. Fortin, Chief Financial Officer	38,006	(6)	*

Alan J. Lane, Director	29,328	(5)	*

Mark A. LeDoux, Chairman of the Board and Chief Executive Officer	1,218,104	(7)	17.84%

Lee G. Weldon, Director	110,241	(5)	1.62%

Kenneth Wolf,
President and Chief Operating Officer	159,426	(8)	2.34%

All directors and executive officers as a group (seven persons)	1,648,729		23.86%

*	Less than 1%.

[1]

A person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days (such as through the exercise of stock options). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days of October 12, 2015 pursuant to options held. As of October 12, 2015, there were 6,713,831 shares of our common stock outstanding, net of 904,846 treasury shares.

[3]	As reported by the reporting person on Schedule 13G filed with the SEC on September 30, 2015.

[4]

As reported by Dimensional Fund Advisors LP on Amendment No. 2 to Schedule 13G filed by Dimensional Fund Advisors LP with the SEC on February 5, 2015. Dimensional Fund Advisors LP, as an investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Funds. In its role as investment adviser, sub-adviser and/or manager, neither Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. The foregoing is based entirely on the statements of Dimensional Fund Advisors LP as set forth in its Schedule 13G filing.

[5]	Includes 10,000 shares underlying options that are exercisable within 60 days. Also includes 9,833 restricted shares of common stock that are subject to vesting and forfeiture.

[6]	Includes 5,000 shares underlying an option that is exercisable within 60 days. Also includes 32,821 restricted shares of common stock that are subject to vesting and forfeiture.

[7]	Includes 40,000 shares underlying options that are exercisable within 60 days. Also includes 48,266 restricted shares of common stock that are subject to vesting and forfeiture.

[8]	Includes 35,000 shares underlying options that are exercisable within 60 days. Also includes 88,613 restricted shares of common stock that are subject to vesting and forfeiture.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last two fiscal years ended June 30.

SUMMARY COMPENSATION TABLE FOR FISCAL-YEAR ENDED JUNE 30, 2015
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
Mark A. LeDoux	2015	324,135	35,000	137,750	0	59,388	556,273
Chief Executive Officer	2014	314,712	0	139,000	0	51,852	505,564

Kenneth Wolf	2015	318,692	30,000	110,200	00	43,749	502,641
President and Chief Operating Officer	2014	309,466	0	111,200	0	37,376	458,042

Michael E. Fortin	2015	157,207	15,000	22,040	0	28,664	222,912
Chief Financial Officer	2014	149,996	0	22,240	0	28,587	200,823

[1]

Stock options and restricted shares of our common stock were granted under our 2009 Omnibus Incentive Plan. The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Please see “Stock-Based Compensation” under Note A in the Notes to our audited, consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for a discussion of the assumptions made in the valuation.

[2]

Includes matching contributions under the Company’s 401(k) plan, premiums paid by the Company for medical and dental insurance, term life insurance, long-term disability, payments for cell phone use and wireless internet access that may be used for both business and personal uses, and certain other benefits.

Employment Agreements

We have employment agreements with Messrs. LeDoux, Wolf and Fortin. Under the terms of each agreement, the officer’s employment is at-will and the employment may be terminated at any time, with or without cause, by either the officer or the Company. Each officer receives an annual salary, payable no less frequently than bi-weekly, and may receive certain employee benefits available generally to other corporate officers, including, without limitation, bonus compensation in a manner and at a level determined from time to time in the sole discretion of the Board of Directors, medical, dental, term life, short and long term disability, and long term care. The annual salaries of Messrs. LeDoux, Wolf and Fortin in effect at October 1, 2015 were:

Name	Annual Salary
Mark A. LeDoux	$400,000

Kenneth Wolf	$375,000

Michael E. Fortin	$185,000

Under the terms of the employment agreements for Messrs. LeDoux, Wolf and Fortin, each officer is entitled to a severance benefit in the event the officer is terminated by the Company without cause. For Mr. LeDoux, his severance benefit is an amount equal to one year’s compensation, provided he executes and delivers to the Company a general release of claims. For Messrs. Wolf and Fortin their severance benefit is an amount equal to six months’ base salary and continuing group health insurance coverage pursuant to COBRA for six months following termination at the Company’s expense, provided they execute and deliver to the Company a general release of claims. If an officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. No officer is entitled to receive a severance benefit if the officer is terminated by the Company for cause, or if the officer voluntarily resigns or retires. If an officer is terminated by the Company without cause upon a change in control, the officer is entitled to receive a severance benefit in an amount equal to two years’ compensation for Mr. LeDoux, and one year’s compensation and continuing group health insurance coverage pursuant to COBRA for twelve months following termination at the Company’s expense for Messrs. Wolf and Fortin, provided the officers execute and deliver to the Company a general release of claims. If the officer does not execute and deliver a general release of claims, the severance benefit is reduced to one month’s compensation. In addition, if any officer is terminated by the Company without cause upon a change of control, all then outstanding options held by the officer become fully exercisable and remain so for the term of the option, and all restricted stock held by the officer become unrestricted, provided that the officer executes and delivers to the Company a general release of claims.

Restricted Stock Grants

Under our 2009 Omnibus Incentive Plan, we may grant nonqualified and incentive stock options and other stock-based awards to employees, non-employee directors and consultants. During the fiscal year ended June 30, 2015, pursuant to our 2009 Omnibus Incentive Plan, we granted each of Messrs. LeDoux, Wolf and Fortin shares of restricted common stock, which are subject to vesting and forfeiture. Vested shares may be withheld by the Company to satisfy tax withholding obligations. We granted Mr. LeDoux 25,000 shares of restricted common stock, which vest with respect to 8,334 shares on March 7, 2016, 8,333 shares on March 7, 2017, and 8,333 shares on March 7, 2018. We granted Mr. Wolf 20,000 shares of restricted common stock, which vest with respect to 6,667 shares on March 7, 2016, 6,667 shares on March 7, 2017, and 6,666 shares on March 7, 2018. We granted Mr. Fortin 4,000 shares of restricted common stock, which vest with respect to 1,333 shares on March 7, 2016, 1,333 shares on March 7, 2017, and 1,334 shares on March 7, 2018.

Outstanding Equity Awards at Fiscal Year End

The following table provides certain information about unexercised option awards held by Messrs. LeDoux, Wolf, and Fortin as of June 30, 2015. There were no other stock awards held by such officers as of June 30, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL-YEAR END OF JUNE 30, 2015
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options— # Exercisable	Number of Securities Underlying Unexercised Options— # Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised, Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark A. LeDoux	40,000	—	—	7.502	12/02/2020	—		—		—	—

	—	—	—	—	—	48,266	(1)	273,668	(3)	—	—

Kenneth E. Wolf	35,000	—	—	7.502	12/02/2020	—		—		—	—

	—	—	—	—	—	38,613	(2)	218,936	(3)	—	—

Michael E. Fortin	5,000			7,502	12/20/2020

						7,821	(4)	44,345	(3)

(1)

These restricted shares of common stock are subject to vesting and forfeiture. 48.21% (23,267) of the shares vest on March 7, 2016, 34.53% (16,666) vest on March 7, 2017, and 17.26% (8,333) vest on March 7, 2018.

(2)

These restricted shares of common stock are subject to vesting and forfeiture. 48.21% (18,614) of the shares vest on March 7, 2016, 34.53% (13,333) vest on March 7, 2017, and 17.26% (6,666) vest on March 7, 2018.

(3)	Calculated by multiplying the applicable number of shares by the Company’s June 30, 2015 closing stock price of $5.67.

(4)	These restricted shares of common stock are subject to vesting and forfeiture. 48.86% (3,821)he shares vest on March 7, 2016, 34.09% (2,666) on March 7, 2017, and 17.06% (1,334) vest on March, 7, 2018

DIRECTOR COMPENSATION

Each of the non-employee directors (Messrs. Davis, Dunn, Lane and Weldon) receives an annual retention fee of $10,000, and a fee of $1,000 for each board and committee meeting such director attends. The $1,000 paid for each board and committee meeting a director attends applies to both regular and special meetings of the board and of a committee, including any regular or special meetings of the board or a committee held via teleconference, unless otherwise expressly determined by the Board on a case by case basis; provided, however, that payment for attendance at committee meetings in person or by telephone shall only be made to members of the applicable committee. The annual retention fee is paid in advance at the beginning of each year of a director’s term, which is determined to commence on the date of the annual meeting held to elect any class of directors and to continue until the next annual meeting of stockholders held to elect any class of directors. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Mr. LeDoux receives no additional compensation for serving as a director. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. The Company also may invite directors and their spouses to attend Company-related events and generally provides for, or reimburses expenses of, such directors’ and spouses’ travel, food and lodging for attendance at such events. The table below provides information about the compensation of the Company’s directors during the fiscal year ended June 30, 2015.

DIRECTOR COMPENSATION TABLE FOR FISCAL-YEAR ENDED JUNE 30, 2015
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Joe E. Davis	26,000	27,550	0	0	53,550

Alan G. Dunn	25,000	27,550	0	0	52,550

Alan J. Lane	24,000	27,550	0	0	51,550

Lee G. Weldon	20,000	27,550	0	0	47,550

(1)

During the fiscal-year ended June 30, 2015, the Company granted each of the above directors 5,000 shares of restricted common stock that are subject to vesting and forfeiture. Each was granted 5,000 shares on March 19, 2015; of which 1,666 vest on March 7, 2016, 1,666 vest on March 7, 2017, and 1,668 vest on March 7, 2018.

(2)

Stock options and restricted shares of our common stock were granted under our 2009 Omnibus Incentive Plan. The amounts shown represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Please see “Stock-Based Compensation” under Note A in the Notes to our audited, consolidated financial statements included under Item 8 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for a discussion of the assumptions made in the valuation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders as of June 30, 2015. As of June 30, 2015, the Company did not have any equity compensation plans that had not been approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of shares to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding options (b)	Number of shares of outstanding restricted stock (c)	Weighted-average exercise price of outstanding restricted stock (d)	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (c)) (e)
Equity compensation plans approved by stockholders	185,000	$6.74	204,134	N/A	541,241

Equity compensation plans not approved by stockholders	N/A	N/A	N/A	N/A	N/A

Total	185,000	$6.74	204,134	N/A	541,241

(1)

At our 2009 Annual Meeting of Stockholders held on November 30, 2009, our stockholders approved a new 2009 Omnibus Incentive Plan (the “2009 Plan”). Upon approval of the 2009 Plan, our 1999 Omnibus Equity Incentive Plan (the “1999 Plan”) was terminated. All of the securities available for future issuance shown in column (e) are pursuant to the 2009 Plan. Under the terms of the 2009 Plan, on the first day of each calendar year during the term of the plan, beginning with January 1, 2011, an additional 100,000 shares of our common stock become available for issuance under the 2009 Plan.

CODE OF ETHICS

We have adopted a Code of Business Behavior and Conduct that applies to all of our employees and directors, including all of our officers and our non-employee directors. The Audit Committee periodically reviews the policy and the Company’s compliance with the policy. A copy of our Code of Business Behavior and Conduct is posted on our website at www.nai-online.com. Our Code of Business Behavior and Conduct is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

We have been informed Ed Borg is delinquent in filing his required Section 16(a) reports. To our knowledge, based solely on our review of the copies of Section 16(a) reports provided to us during the fiscal year ended June 30, 2015, all required Section 16(a) reports applicable to our directors, and executive officers were timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to the Audit Committee’s charter, the Audit Committee conducts a review of all related party transactions for potential conflict of interest situations on an ongoing basis. The Company may not enter into a related party transaction unless the transaction is approved by the Audit Committee. A transaction is considered a “related party transaction” if the transaction would be required to be disclosed herein pursuant to Item 404 of Regulation S-K. There have been no related party transactions since July 1, 2013, nor are any currently proposed.

Audit Committee Report

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended June 30, 2015 with the Company’s management, and discussed with Haskell & White LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board Audit Standard No. 16, “Communications with Audit Committees”. The Audit Committee received the written disclosures from Haskell & White LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with audit committees concerning independence, and discussed with Haskell & White LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2015, be included in the Company’s Annual Report on Form 10-K for such fiscal year for filing with the SEC.

Members of the Audit Committee

Joe E. Davis, Chairman
Alan G. Dunn
Alan J. Lane

The Audit Committee Report above is not considered proxy-soliciting material, is not deemed to be filed with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing with the SEC, except to the extent we specifically incorporate this information by reference.

ANNUAL REPORT

Our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 (“2015 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2015 Annual Report free of charge to any stockholder upon written request to the Company at 1185 Linda Vista Drive, San Marcos, California 92078. The 2015 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2015 Annual Report together with the Current Report on Form 8-K we filed on October 1, 2015, and any later information that we file with the SEC and other publicly available information.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on August 6, 2016. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Restated Certificate of Incorporation, to be properly brought before an annual meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present. To be timely, we must receive the notice at least 60 days before the original scheduled meeting date. However, if we provide less than 70 days’ notice or prior public disclosure of the meeting date, to be timely we must receive the notice before the close of business on the 10th day following the earlier of the day on which we mailed notice of the meeting date or the day on which we publicly disclosed the meeting date. To be in proper form, the notice must be in writing and include the specified information set forth in Article Fifteenth of our Restated Certificate of Incorporation.

All proposals and notices should be sent by certified mail, return receipt requested, to Natural Alternatives International, Inc., 1185 Linda Vista Drive, San Marcos, California 92078, Attn: Mr. Kenneth Wolf, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are the Company’s Stockholders may be “householding” the Company’s proxy materials. A single Proxy Statement may be delivered to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders. If you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker. If you currently receive multiple copies of the Proxy Statement and annual report at your addresses and would like to request “householding” of your communications, you should contact your broker.

Please note that only one Proxy Statement and annual report may be delivered to two or more Stockholders who share an address, unless the Company has received instructions to the contrary. To request a separate copy of this Proxy Statement and annual report or for instructions as to how to request a separate copy of this document and annual report or as to how to request a single copy if multiple copies of this document and annual report are received, Stockholders should contact the Company at the address and phone number set forth below.

Requests should be directed to the Company at 1185 Linda Vista Drive, San Marcos, California 92078. Copies of these documents may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

By Order of the Board of Directors

San Marcos, California

October 27, 2015

Attachment A

NATURAL ALTERNATIVES INTERNATIONAL, INC.

AMENDED AND RESTATED HUMAN RESOURCES COMMITTEE CHARTER

(Effective as of September 11, 2015)

This Human Resources Committee Charter sets forth the purpose and membership requirements of the Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of Natural Alternatives International, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

1.	Statement of Purpose

The purpose of the Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and other key employees. The Committee shall:

•

Subject to delegation by the Board and such terms and conditions as the Board may prescribe, administer the Company’s incentive compensation and equity-based plans as in effect from time to time, and otherwise make recommendations to the Board with respect to the adoption, amendment or termination of such plans and the granting of awards under such plans. In reviewing and making recommendations regarding incentive compensation plans and equity-based compensation plans, including whether to adopt, amend, or terminate any such plans, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (the “Say on Pay Vote”) required by Section 14A of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

•	Provide assistance relating to establishing an appropriate compensation program for the Company designed to:

•

reward executive officers and other key employees in connection with the Company’s overall performance and for individual performance with respect to goals, responsibilities and adherence to Company values;

•	attract and retain individuals who are capable of leading the Company in achieving its business objectives; and

•	provide substantial alignment of management’s interests with the long-term interests of stockholders.

•

Evaluate the performance of the Chief Executive Officer of the Company (the “CEO”) and recommend the compensation for such officer to the Board. In evaluating and recommending compensation for the CEO, the Committee shall consider the results of the most recent Say on Pay Vote. The CEO may not be present during any voting or deliberations by the Committee on his or her compensation.

•

Make recommendations to the Board regarding the compensation of all other executive officers. In evaluating and making recommendations regarding executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.

•

Review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, review and discuss at least annually the relationship between risk management policies and practice and compensation, and evaluate compensation policies and practices that could mitigate any such risk.

•

Review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

•	Perform such other duties set forth in this Charter and as directed from time to time by the Board.

In performing its responsibilities, the Committee shall maintain free and open communication between the Committee, the Board, and the Company’s management.

2.	Membership

2.1.

Composition and Appointment. The Committee shall consist of three (3) or more members of the Board who are not officers or employees of the Company. The members of the Committee shall be appointed by the Board on the recommendation of the Company’s Nominating Committee or, if there is no such committee, a majority of the Company’s independent directors. The Board shall fill vacancies on the Committee and may remove a Committee member from membership on the Committee at any time with or without cause. Members shall serve until removed or until their successors are appointed by the Board.

2.2.	Chairperson. Unless a Chairperson is elected by the full Board, the members of the Committee shall designate a Chairperson by majority vote of all the Committee members.

2.3.

Independence. Each member of the Committee is expected (a) to qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code, and (b) to meet applicable independence requirements, including, without limitation, the independence requirements of NASDAQ as in effect from time to time or such other exchange on which the Company’s shares may then be listed. Independence shall be determined as to each member by the full Board.

Notwithstanding the foregoing, one director who: (i) is not independent as defined by applicable independence requirements; and (ii) is not a current officer or employee or a family member of such officer or employee, may be appointed to the Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination. A member appointed under this exception may not serve longer than two (2) years and may not chair the Committee.

2.4.

Compensation. The compensation of the members of the Committee shall be as determined by the Board from time to time. No member of the Committee may accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary of the Company, other than in his or her capacity as a member of the Committee, the Board or any other committee of the Board.

3.	Authority

The Committee shall have all resources and authority necessary to discharge its duties and responsibilities, including those set forth below.

3.1.

Education. To help ensure that members of the Committee have the proper knowledge to perform their responsibilities, Committee members shall have the authority, at the Company’s expense, to retain outside professionals and to undertake other appropriate steps to keep current with developments in compensation and benefits programs, and other matters that are relevant to carrying out the Committee’s responsibilities.

3.2.

Advisors. The Committee shall have the authority, in its sole discretion, to engage independent counsel, compensation consultants, and other advisors (“Advisors”) as it deems necessary or appropriate to fulfill its responsibilities. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company, and the Committee will take all necessary steps to preserve the privileged nature of those communications. The Committee shall be directly responsible for the appointment, compensation, and oversight of the work of any such Advisors.

3.3.

Compensation Survey. The Committee shall have the authority to engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s salary, bonus, stock incentive award and benefits history for executive officers, as compared to other similarly situated companies taking into account, among others, industry, size and location.

3.4.

Information. The Committee shall have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and any compensation advisor to meet with the Committee and any of its Advisors and to respond to the Committee’s inquiries. The Committee shall have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5.

Funding. The Committee shall have the authority to determine the appropriate funding for: (i) the engagement and services of any independent compensation and/or benefits consultant or other Advisors; and (ii) ordinary administrative expenses of the Committee necessary or appropriate in carrying out its duties.

3.6

Independence. In retaining or seeking advice from Advisors (other than the Company’s in-house counsel), the Committee must take into consideration the factors specified in NASDAQ Listing Rule 5605(d)(3). The Committee may retain, or receive advice from, any compensation advisor they prefer, including those that are not independent, after considering the specified factors. The Committee is not required to assess the independence of any Advisor that acts in a role limited to consulting on any broad-based plan that does not discriminate in scope, terms or operation in favor of executive officers or directors and that is generally available to all salaried employees or providing information that is not customized for a particular company or that is customized based on parameters that are not developed by that Advisor and about which the Advisor does not provide advice.

3.7

Conflict. The Committee shall evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. Any compensation consultant retained by the Committee to assist with its responsibilities relating to executive compensation shall not be trained by the Company for any compensation or other human resource matters.

3.8.

Delegation. The Committee may form, and where legally permissible may delegate authority to, subcommittees when the Committee deems it appropriate or desirable to facilitate the operation or administration of the plans or programs. Where legally permissible, the Committee may also delegate authority to committees consisting of employees when the Committee deems it appropriate or desirable for the efficient administration of employee compensation and benefit plans.

3.9.

Recommendations to Board. The Committee shall be responsible for reviewing and recommending matters to the Board but shall have no authority to make final decisions other than as set forth in this Charter, or as delegated to it by the Board, or as required by applicable law.

4.	Meetings

4.1.

Frequency. The Committee shall meet at least once per fiscal year or more frequently as the Committee deems necessary or appropriate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee shall have the authority to call meetings at its discretion and to invite officers and employees of the Company to attend. To the extent practicable, the meeting agenda, draft minutes from the prior meeting, and supporting materials, shall be provided to the Committee members before each meeting to allow time for review.

4.2.

Executive Sessions. The Committee shall maintain free and open communication with (i) the Company’s CEO and Chief Financial Officer; (ii) any independent compensation and benefits consultant or other Advisor; and (iii) the Company’s outside legal counsel retained for general corporate purposes, and may periodically meet in separate executive (private) sessions with each such person and/or other members of the Company’s management to discuss any matters that the Committee or any such person believes should be discussed. In all cases, the CEO and any other officers shall not be present at meetings at which their compensation or performance is discussed or determined.

4.3.

Procedures. The Committee will be governed by the same rules regarding meetings, action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board. The Committee may adopt its own rules of procedure not inconsistent with (i) any provision of this Charter; (ii) any provision of the Company’s bylaws; or (iii) any applicable federal or state law.

4.4.	Minutes. The Chairperson of the Committee shall designate a person, who need not be a member of the Committee, to act as secretary and to keep the minutes of each meeting of the Committee.

4.5.

Presiding Member. The Chairperson of the Committee shall preside at all Committee meetings. If the Chairperson is absent at a meeting, a majority of the Committee members present at a meeting shall appoint a different presiding member for that meeting.

5.	Reports and Assessments

5.1.

Board Reports. The Chairperson of the Committee, or such other member designated by the Committee, shall report to the Board on a regular basis regarding the Committee’s actions, the fulfillment of the Committee’s responsibilities under this Charter, and any associated matters.

5.2.

Charter Assessment. The Committee shall review and reassess the adequacy of this Charter at least annually. Results of the Committee’s review of this Charter, and any appropriate updates or amendments, shall be duly reported to the full Board.

5.3.

Committee Self-Assessment. The Committee shall annually make a self-assessment of its performance and shall report the results of such self-assessment to the Board and the Nominating Committee (if any).

5.4.

Proxy Statement Report. The Committee shall prepare any annual or other compensation report as may be required of the Committee by any applicable rules and regulations and submit it to the Board for inclusion in the Company’s proxy statement or other treatment as may be required.

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NATURAL ALTERNATIVES INTERNATIONAL, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM Eastern Time, on December 3, 2015.

Vote by Internet

- Go to **www.investorvote.com/NAII**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW AND "FOR" PROPOSAL 2.

	For	Withhold		For	Withhold
01 - Joe E. Davis	☐	☐	02 - Mark A. LeDoux	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2015 Annual Report to Stockholders are available at: **http://www.nai-online.com/proxy.php**.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

PROXY — NATURAL ALTERNATIVES INTERNATIONAL, INC.

Annual Meeting of Stockholders – December 4, 2015
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held December 4, 2015 and the proxy statement, and appoints Mark A. LeDoux and Kenneth E. Wolf, or either of them, the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Natural Alternatives International, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Friday, December 4, 2015, at 11:00 a.m. Pacific time, at Natural Alternatives International, Inc., Vista Manufacturing Facility, 1215 Park Center Drive, Vista, California 92081, and at any adjournment or postponement thereof.

This proxy, when property executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors shown on the reverse side and for each proposal.

(Continued and to be marked, dated and signed, on the other side)